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                                                                    EXHIBIT 99.4

                                SUPPLY AGREEMENT


                  This SUPPLY AGREEMENT (including the Annexes and Schedules hereto, this "Agreement"), dated as of July 14, 1997, among Hardee's Food Systems, Inc., a North Carolina corporation (the "Company"), and Fast Food Merchandisers, a Colorado corporation ("Supplier"), through its Monterey Division (the "Division"),


                              W I T N E S S E T H :


                  WHEREAS, the Company desires to designate Supplier, and Supplier desires to be designated, an approved supplier (an "Approved Supplier") of Products (as herein after defined) to the Franchised Restaurants (as hereinafter defined); and

                  WHEREAS, the Company desires to purchase, either directly or through a distributor, Products from Supplier, and Supplier desires to sell and supply, either directly or through a distributor, Products to the Company; and

                  WHEREAS, Imasco Holdings, Inc., a Delaware corporation ("Seller"), the Company and CKE Restaurants, Inc., a Delaware corporation ("Buyer"), have entered into that certain Stock Purchase Agreement, dated as of April 27, 1997 (the "Stock Purchase Agreement"), pursuant to which, inter alia, Buyer has agreed to purchase, take up and assume from Seller, and Seller has agreed to sell, transfer and assign to Buyer, each on the terms and conditions therein stated, all of the outstanding capital stock of the Company; and

                  WHEREAS, pursuant to and as a condition precedent to the Closing contemplated by the Stock Purchase Agreement (the "Closing"), Buyer has agreed to, and Seller has agreed to cause the Company and Supplier to, enter into this Agreement;



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                  NOW THEREFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

                  "Affiliate", with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. With respect to Buyer, the term "Affiliate" shall not include any Person in which Buyer, directly or indirectly, is the beneficial owner of less than 50% of such Person's voting securities.

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Approved Supplier" shall have the meaning set forth in the Recitals.

                  "Breach" shall have the meaning set forth in Section 15.

                  "Closing" shall have the meaning set forth in the Recitals.

                  "Company Restaurants" shall mean, collectively, all restaurants from time to time during the term of this Agreement operated or wholly owned by the Company or its subsidiaries which offer to customers Proprietary Products.

                  "Discontinued Product" shall mean a Product as to which the approval for use in the Restaurants has been withdrawn, or as to which the related "limited time offer", test period or promotional period has terminated.

                  "Franchised Restaurants" shall mean all restaurants, other than Company Restaurants, which, either as of the date of this Agreement or from time to time during the term of this Agreement, are licensed by the Company to offer to customers any of the Proprietary Products.



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                  "Franchisees" shall mean, collectively, the several owners and/or operators of the Franchised Restaurants.

                  "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in the United States of, and applications in the United States to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in the United States; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in the United States; non-public information, trade secrets and confidential information and rights in the United States to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in the United States; registrations or applications for registration of copyrights in the United States, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                  "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental or regulatory body or other entity.

                  "Price" shall have the meaning set forth in Section 7.

                  "Proprietary Products" shall mean Products produced according to the Company's formulations and specifications, other than specifications relating to the health and safety of the consumer of such Products.



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                  "Restaurants" shall mean all Franchised Restaurants and
Company Restaurants.

                  "Seller" shall have the meaning set forth in the Recitals.

                  "Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

                  "Trademark" shall mean any Hardee's(R) trademark, service mark, tradename or trade dress.

                  2. Approved Supplier. (a) The Company hereby designates Supplier as an Approved Supplier of the Products to the Franchised Restaurants during the term of this Agreement.

                  (b) No provision of this Agreement shall be construed to require Supplier to sell Products to any Franchised Restaurant or any Franchised Restaurant to purchase Products from Supplier. Supplier shall extend the pricing and other terms and conditions offered to the Company under this Agreement to any Franchised Restaurant which purchases 90% or more of such Franchised Restaurant's total requirements of the Products in the 12-month period preceding the date of this Agreement each anniversary of this Agreement, whichever date shall at any time be the most recent; provided that the related Franchisee meets Distributor's credit standards as they may from time to time be amended. In no event shall the Company be responsible for the debts of the Franchisees.

                  (c) Subject to Sections 14 and 15, no provision of this Agreement shall be construed to prohibit or restrict Supplier from selling any Product to any Franchised Restaurant at any time during the term of this Agreement.

                  (d) The Company agrees that Supplier shall remain the sole national Approved Supplier of Products to the Franchised Restaurants in the United States during the term of this Agreement. No provision of this Agreement shall be construed to prohibit the Company from designating



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additional Approved Suppliers; provided that in the event the Company decides to approve more than two Approved Suppliers in any geographic area of the United States, the Company shall provide notice of such decision to Supplier at least
90 days prior to the implementation of such approval.

                  (e) The Company shall not hereafter enter into any agreement (other than with the Supplier) which is in conflict with the rights granted to the Supplier by this Section 2. Each party agrees that it will not take any action the sole purpose of which is to evade or circumvent its obligations under this Agreement.

                  3. Purchase Agreement. (a) On the terms and subject to the conditions set forth herein, the Company hereby agrees to purchase exclusively from Supplier (either directly or through one or more distributors), and Supplier agrees to supply and sell continuously to the Company (either directly or through one or more distributors), the manufactured food products listed on Annex A hereto which have been and remain approved for use in the Restaurants (the "Products"), in quantities constituting 90%, or such lesser percentage as is agreed to by the Company and Supplier, of the Company's total requirements for all Company Restaurants during the term of this Agreement. This Agreement establishes the terms and provisions under which the Supplier will supply, but does not authorize Supplier to ship or deliver, Products. Orders to ship and deliver Products are to be granted by authorized releases, issued by the Company's authorized ordering personnel (which may include approved distributors). Upon the approval by the Company of additional manufactured food products (limited to chicken and beef products, excluding hamburgers and other manufactured food products which are similar to manufactured food products which Supplier, at the time of such approval by the Company, manufactures for other customers) for use in any Restaurants, the Company shall promptly offer Supplier the right, subject to agreements concerning pricing and product specifications, to include such product or products on Annex A hereto and to thereby amend this Agreement to include such product or products as Products for all purposes of this Agreement.



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                  (b) All Products will conform to the Company's specifications and formulations and will be safe for their intended use, and shall be subject to the Company's inspec tion and acceptance or rejection, notwithstanding any acceptance of delivery or payments. The foregoing warranties shall survive acceptance of the Products. If, prior to final acceptance, any Products are found to be incomplete or not in conformity with the Company's specifi cations and formulations, the Company may reject them (provided that the Product is within the code date and has at all times since delivery to the Company been stored under the proper temperature) and require Supplier to correct them without charge. If, as a result of any Product being found to be incomplete or not in conformity with the Company's specifications and formulations, the Company must purchase replacement products from a secondary supplier at a higher price than the price provided by this Agreement, the differ ence in cost to the Company will be passed on to the Supplier by either (a) directly invoicing the Supplier for the entire differential amount; or (b) requesting that Supplier reduce the cost of the next order for an amount equal to the difference in cost for the replacement order from the secondary supplier.

                  (c) The Company may, upon at least 10 days written notice, require Supplier to supply and sell the Products to a distributor designated by the Company rather than to the Company, provided, and for so long as, such distributor is an approved distributor of Products for the Company Restaurants, subject to Suppliers' credit policies.

                  4. Restaurants. Schedule 1 hereto contains a list of all Restaurants as of the date hereof. During the term of this Agreement, the Company shall promptly notify Supplier if any establishment or other unit not set forth on Schedule 1 shall become a Restaurant.

                  5. Term and Termination. Subject to Section 14, the term of this Agreement shall commence at the Closing and shall continue for a period of five (5) years from the Closing Date. Such term shall automatically be extended for a single period of two (2) years from the expiration there-



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of, unless Supplier or the Company shall have given, either to the other, not less than three months prior to such expiration, written notice of its desire to terminate this Agreement as of such expiration.

                  6. Products. (a) Supplier shall not sell, supply or otherwise transfer Proprietary Products to any Person, except (i) pursuant to this Agreement, (ii) to Franchised Restaurants or approved distributors to the Franchised Restaurants, (iii) in connection with the destruction or final disposal of such Proprietary Products, or (iv) with the written consent of the Company.

                  (b) In the event a promotional or "limited time offer" Product is ordered by the Company, the Company shall provide a usage projection for such promotional or "limited time offer" Products showing finished Product quantities of such promotional or "limited time offer" Product expected to be ordered by the Company Restaurants and the Franchised Restaurants, and the Company shall be obligated to purchase all finished Products, raw materials, packaging, ingredients and supplies which are ordered by Supplier in reliance upon such usage projection (collectively, the "Reliance Materials"), pursuant to the fourth sentence of this Section 6(b). If it is necessary for the Supplier to purchase packaging supplies, raw materials or ingredients in excess of quantities necessary to produce the quantity of finished Projects set forth in the usage projection, Supplier will notify the Company of such excess and request written Company approval for such purchase, upon the giving of which approval the Company shall be obligated to purchase such supplies, raw materials or ingredients (the "Additional Materials" and, collectively with the Reliance Materials, the "LTO Materials") pursuant to the fourth sentence of this Section 6(b). Promptly following notice to the Supplier by the Company of the suspension of approval or termination of the promotional or "limited time offer" period with respect to a Product, the Supplier shall cease manufacturing such Product. Within 30 days following the suspension of approval or termination of the promotional or "limited time offer" period with respect to a Product, the Company shall purchase from Supplier all related LTO Materials which



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constitute finished Product at Price, less profit margin, plus costs of disposition, and shall purchase all related LTO Materials which do not constitute finished Product at Supplier's actual cost, plus costs of disposition.

                  (c) Upon notification from the Company to Supplier of the suspension of approval of any Product for use in the Restaurants, other than promotional or "limited time offer" Products, Supplier will provide to the Company complete information concerning (i) finished Project inventory levels with respect to such Product, (ii) inventory levels of supplies, ingredients and packaging materials used in the projection of such Product, and (iii) amounts on order for delivery of raw materials, supplies, ingredients and packaging materials used in the production of such Product. With respect to any Discontinued Product which is not a Proprietary Product, Supplier shall use commercially reasonable efforts to sell to third parties any such quantities of such Discontinued Products as remain in its inventory, promptly after the suspension of approval of such Discontinued Product for use in the Restaurants. Within 30 days following the suspension of approval of any Discontinued Product for use in the Restaurants, the Company shall purchase any remaining inventory of finished goods, raw materials, supplies, ingredients and packaging materials related to such Discontinued Product, or shall reimburse Supplier for the difference between the cost and salvage value thereof; provided that the Company shall not be obligated to purchase a quantity of supplies, ingredients or packaging materials equivalent to more than ninety (90) days of finished Product requirements or a quantity of finished goods equivalent to more than two weeks' finished goods inventory of such Discontinued Product (based on total sales of such Discontinued Product to the Company Restaurants during the immediately preceding 12-month period).

                  (d) Supplier shall maintain inventory of supplies, ingredients, and packaging materials for non-promotional and non-"limited time offer" Products at levels equivalent to less than ninety (90) days of finished Product requirements. Supplier will notify the Company of any ingredients, supplies or raw materials requiring lead times



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exceeding ninety (90) days or minimum purchase quantities exceeding ninety (90)
days usage by Company.

                  (e) No provision of this Agreement shall be construed to amend, modify or restrict the absolute right of the Company, at its sole discretion, to add, modify or delete menu items with respect to Restaurants, whether as a group or on an individual basis, or to approve or disapprove Products for use in the Restaurants.

                  (f) No provision of this Agreement shall be construed to prohibit or restrict Supplier from selling Products other than Proprietary Products to purchasers other than the Company, the Company Restaurants or the Franchised Restaurants. No substitution or alteration of any goods, component parts thereof, sources of noncommodity raw materials, processes or manufacturing sites may be made without the Company's prior written consent.

                  (g) Supplier shall maintain at all times during the term of this Agreement a minimum finished goods inventory of each Product representing between one and two weeks' typical consumption (based on total sales of each Product to the Company Restaurants during the immediately preceding 12-month period).

                  (h) Supplier shall promptly notify the Company of any short-term inability or anticipated short-term inability on its part to supply a particular Product and shall indicate the reason for such inability and the expected duration. Following receipt of any such notification, the Company may enter into alternative arrangements as may be reasonably necessary to purchase from sources other than Supplier any of its requirements of such Product, but only during the period of such inability to supply; provided, however, that Supplier shall reimburse the Company for its reasonable out-of-pocket costs incurred in connection with covering any such inability to supply which is the proximate result of Supplier's failure to timely order ingredients from suppliers to fill orders previously placed by Company Restaurants. The Company shall be obligated to purchase the applicable percentage of its requirements for such Product



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from Supplier upon advance written notice to the Company that such Product will thereafter be supplied.

                  7. Pricing. (a) The prices to be paid by the Company's approved distributors to Supplier, and the prices to be made available to approved distributors of the Fran chisees, for each Product shall be determined in accordance with Schedule 2 hereto (the "Price" and collectively, the "Prices").

                  (b) The Prices shall be adjusted annually to reflect (i) reasonable increases and reasonable decreases, as the case may be, in the cost components within the prices set forth in Schedule 2, and (ii) competitive conditions in the market for products of comparable quality and quantity to the Products, and such increases or decreases in the Prices shall be referred to collectively as "Price Adjust ments". Within 30 days of every July 1 subsequent to the Closing Date, other than July 1, 1997, senior executives of Supplier and the Company shall meet and negotiate in good faith to effect equitable Price Adjustments. In connection with any such negotiations, Supplier shall afford the Company reasonable access, upon reasonable notice, to its books and records to the extent and only to the extent necessary to calculate and verify Supplier's costs in respect of the cost components within the pricing formulas set forth in
Schedule 2. If, within 15 days of the date of such meeting, Supplier and the Company have not agreed upon the amount of any Price Adjustment, if any, the parties shall submit the matter to arbitration in accordance with Section 8(b).

                  (c) Neither Supplier nor the Company shall, and they shall cause their respective Affiliates not to, establish or initiate any action, the primary purpose of which is to subvert or evade the pricing or adjustment provisions of this Agreement.

                  (d) Supplier and the Company shall meet on a semiannual basis and negotiate in good faith to effect equitable Price Adjustments based on changes in prevailing freight rates over such period.



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                  (e) Supplier hereby represents and warrants to the Company that the Prices and price formulas set forth in Schedule 2 hereto are equal to or less than the prices and price formulas provided by Supplier to the Company immediately prior to Closing.

                  8. Examination. (a) The Company shall have the right, at its own expense, not more frequently than once in any 12-month period, upon giving 30 days' written notice to Supplier, to examine Supplier's books and records applicable to verifying the proper calculation of the payments due to Supplier by or on behalf of the Company pursuant to this Agreement during the previous 12-month period. The Company shall be entitled to employ, at its own expense, an independent auditor to assist it in connection with such examination.

                  (b) Supplier and the Company agree to work together in good faith to resolve any discrepancy between the amounts invoiced by Supplier to or for the account of the Company and the Company's examination. In the event of a conflict which cannot be resolved, if the amount involved exceeds $100,000, then the Company or Supplier may give the other written notice (the "Notice of Dispute") which shall specify in detail the nature of any disagreements so asserted. All matters specified in any Notice of Dispute shall be submitted for resolution to and reviewed by an arbitrator mutually appointed by the Company and Supplier in accordance with the (commercial) rules of the American Arbitration Association. If within ten (10) days of the Notice of Dispute the parties are unable to agree upon the selection of an arbitrator, then either party may request the President of the American Arbitration Association to select an arbitrator who is willing to perform such services. The arbitrator selected shall consider only the disputed items set forth in the Notice of Dispute. The arbitrator shall act promptly to resolve all disputed matters and its decision shall be final and binding on the parties. The fees and expenses of the arbitrator shall be shared jointly and equally by the Company and Supplier.



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                  (c) Within 30 days of the parties' agreement or the
arbitrator's determination, as the case may be, that the amounts paid by or on behalf of the Company to Supplier with respect to the period for which books and records were examined pursuant to Section 8(a) either exceeded or were less than the payments due to Supplier, Supplier shall pay the amount of the excess to the Company, or the Company shall pay the amount of the deficiency to Supplier, as the case may be. If Supplier shall become obligated to pay the Company $500,000 or more in respect of any single examination pursuant to Section 8(a), Supplier shall pay the reasonable fees and disbursements of the Company's independent auditors incurred in connection with such examination.

                  (d) The Company and Supplier agree that the rights and remedies granted to the Company in this Section 8 are in addition to any other rights and remedies which may be granted in this Agreement or by law.

                  9. Proprietary Rights and Confidentiality. (a) As between the parties hereto, the Company shall own the specifications and formulations for the Products and the related Intellectual Property, Supplier shall own the manufacturing procedures for the Products and the related Intellectual Property, and the parties agree to execute all documents and instruments necessary to give effect to the provisions of this Section 9(a).

                  (b) The Company and Supplier agree that all information as to the ingredients, Product specifications and formulations and pricing of the Products and all other information communicated by the Company to Supplier and by Supplier to the Company, including but not limited to com munications relating to the quantity and price of goods and services provided hereunder, promotional events, marketing and restaurant data, new product introductions and the like, where such information is either identified to Supplier as "confidential" or is reasonably identifiable by either party as such, shall be maintained in confidence by the party receiving such information, except that such information may be provided by either party to its auditors, consultants and



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advisors who agree to maintain such confidentiality or are otherwise bound to restrictions on disclosure and to any prospective purchasers of all or part of their respective businesses; provided, however, that such prospective purchasers shall have executed and delivered a confiden tiality agreement in form and substance approved by the Company, which approval shall not unreasonably be withheld or delayed. The confidentiality obligations of this Section 9(b) shall not apply to information:

                 (i) which either party is compelled to disclose by judicial or administrative process, or in the opinion of counsel satisfactory to the other party, by other mandatory requirements of law;

                 (ii) which can be shown to have been generally available to the public other than as a result of a breach of this Section or of any act or omission of the Company or Supplier or any of their respective Affiliates prior to the Closing;

                 (iii) which can be shown to have been provided to either party by a third party who obtained such information after the Closing other than as a result of a breach of this Section; or

                 (iv) which can be shown to have been indepen dently acquired by either party after the Closing without use of any information provided hereunder or, with respect to Supplier, without use of information acquired prior to the Closing.

                  (c) All plans, specifications, formulas, designs, drawings, patterns, documents, devices, apparatuses, and other property, in any such case consisting of or containing the Company's Intellectual Property shall (i) be and remain the sole property of the Company; (ii) be subject to prompt return upon the request of Company; and (iii) be used only in performing this Agreement.



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                  10.      Testing.  (a) Supplier shall promptly submit
to the products testing laboratory of the Company or any other entity designated by the Company, in accordance with a testing schedule established from time to time or upon request by the Company, reasonable quantities of samples of any Product handled by Supplier.

                  (b) Supplier shall perform its own inspections of the Products, shall provide the results of such testing to the Company at the Company's request, and shall maintain all testing records for a minimum period of two (2) years following delivery. The Company and its authorized repre sentatives shall have the right to inspect and conduct tests and other evaluations at the Supplier's manufacturing facilities, which may include inspections on an unannounced basis, and Supplier shall use reasonable efforts to grant the Company reasonable access to the facilities of its subcontractors and suppliers, for the purpose of assessing the Supplier's sanitation and manufacturing processes; provided, that such inspections shall not unreasonably disrupt Supplier's operations. Supplier shall provide reasonable assistance and cooperate with the Company in connection with such inspections and evaluations at no expense to the Company.

                  11. Insurance and Indemnity. (a) Supplier agrees to maintain, during the entire term of the Agreement, insurance coverage against such risks as may be reasonably specified by the Company and the Buyer, in such minimum amounts as may be reasonably satisfactory to the Company. Supplier shall provide the Company with certificates of insurance evidencing such coverage promptly upon the Company's request therefor.

                  (b) Supplier shall indemnify, defend and hold harmless the Company from and against any and all losses, claims, actions, damages, expenses or liabilities, including defense costs and attorneys' fees, resulting from, arising out of or connected with any or all claims arising from (i) the use of the Products supplied by Supplier pursuant to this Agreement, including, but not limited to, any claim for death or personal injury or damage or loss of property which



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
shall have been caused or alleged to have been caused by any negligence on the part of Supplier or its agents, any defect in the materials or workmanship used to manufacture the Products, or any claim under a theory of strict liability, or
(ii) the breach by Supplier of any warranty with respect to the Products made by Supplier under this Agreement. In the event any third party asserts any claim with respect to any matter as to which the indemnities in this Section 11(b) relate, the Company shall give prompt notice to Supplier, and Supplier shall have the right at its election to take over the defense or settlement of the third party claim at its own expense by giving prompt notice to the Company. If Supplier does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, Supplier shall be bound by any defense or settlement that the Company may make to such claims and shall reimburse the Company for its expenses related to the defense or settle ment of the third party claim. The Company and Supplier shall cooperate in defending against any asserted third party claims. The parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding, including making available to each other and/or to each other's attorneys its books and records relating to such proceedings or litigation and making individuals available for the giving of testimony (including depositions).

                  12. Product Recalls. In the event it is deemed necessary by the Company to recall from the Hardee's(R) System any quantity of any Product, either as a result of failure of such Product to satisfy the proprietary manufacturing formulations or specifications issued to Supplier by the Company, or for any other reason bearing on quality and/or safety of such Product, Supplier shall comply diligently with all Products recall procedures then in effect, as established from time to time by the Company and applicable law. Supplier shall bear all



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
costs and expenses associated with the recall of any Product unless such recall is the result of the fault or negligence of the Company or any Franchisee, in which event the Company shall bear all costs and expenses incurred by it and/or the Supplier in complying with such recall procedures. In the event Supplier fails or refuses to comply with the recall of such Products hereunder upon request by the Company, the Company shall be entitled to take such action as it deems necessary to recall such Products from the Hardee's(R) System and Supplier shall reimburse the Company for its out-of-pocket costs and expenses incurred in such recall procedure to the extent that such recall is not the result of the fault or negligence of the Company or any Franchisee.

                  13. Force Majeure. Supplier shall not be responsible for damages caused by its delay or failure to perform, in whole or in part, its obligations hereunder or by its non-compliance with any of the terms hereof where such delay, failure or non-compliance is due or attributable to acts of God, fires, floods, storms, earthquakes, explo sions, embargoes, acts of or compliance with requests of governmental authorities, nuclear or atomic disasters, national emergencies, wars, riots, strikes, civil insur rections, or similar events beyond Supplier's reasonable control (any such event, a "force majeure"). In the event of any such force majeure, Supplier shall give the Company prompt notice thereof, and thereafter Supplier's obligations hereunder shall be suspended, in whole or in part, for the duration of such force majeure. Upon expiration, settlement or other resolution of the force majeure, Supplier shall resume performance in full hereunder but shall not be required to make-up for any term of this Agreement. In the event Supplier's obligations hereunder are suspended during any force majeure, the Company may enter into other reasonable arrangements with other suppliers to satisfy its requirements hereunder. Such other arrangements shall be reasonable in scope and duration such that they may be terminated as soon as possible upon the expiration, settle ment or other resolution of the force majeure. Supplier shall use its best efforts to terminate or cause the expiration of the force majeure as soon as practicable following its occurrence.

                  14. Assignment. (a) Subject to Section 14(b), Supplier may not assign this Agreement without the prior



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
written consent of the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing in this Section shall preclude Supplier from employing common carriers, contract carriers, public warehousemen or other similar parties to temporarily perform its services hereunder.

                  (b) Notwithstanding Subsection 13(a), Supplier may assign its rights and obligations under this Agreement without the Company's consent to any Affiliate of Supplier or to any purchaser of all or substantially all of the business or assets of the Division; provided that Supplier shall not assign its rights under this Agreement to (i) any party conducting, directly or indirectly, a significant restaurant business, or (ii) any party which refuses to commit in writing to provide the same level of service following the effective date of such assignment as Supplier provided prior to such assignment, in either such case described by clause (i) or (ii) without the consent of the Company, which consent shall not be unreasonably withheld or delayed. For purposes of this
Section 14(b), a change of control or majority ownership of Supplier shall be deemed to be an assignment of rights under this Agreement.

                  (c) Any permitted assignment of this Agreement by either party shall, except as otherwise agreed, be deemed an assignment of all of the assignor's rights and liabilities under this Agreement accruing, arising or relating to any period on or after the date of such assignment.

                  (d) Any assignment made in violation of this Section shall be null and void.

                  (e) During the term hereof, (i) if the Company sells 50 or more Restaurants to any single purchaser or group of purchasers directly or indirectly controlling, controlled by or under common control with Buyer, the Company, any Franchisee, Checkers Drive-In Restaurants, Inc. ("Checkers") or Rally's Hamburgers, Inc. ("Rally's"), (a "Significant Sale"), the Company agrees to use commercially reasonable efforts to cause such purchaser or group of purchasers to enter into a purchase agreement on terms substantially similar to this Agreement, including Section 3, and (ii) if the Company sells fewer than 50 Restaurants to any single purchaser or group of purchasers directly or indirectly controlling, controlled by or under common control with Buyer, the Company, any Franchisee, Checkers or Rally's, the Company agrees to use its reasonable commercial efforts to cause such purchaser to enter into an agreement providing for Supplier to act as its supplier for Products.

                  15. Termination and Suspension. (a) Notwithstanding Section 5, if any party fails or refuses to comply with one or more of its material obligations hereunder, resulting in a material default which is incapable of being cured or which is capable of being cured and is not cured within a reasonable period following its receipt of oral or written notice of such default from the Company (a "Breach"), the nonbreaching party shall provide the breaching party written notice thereof, describing the Breach and specifying a date, not less than thirty (30) days following the breaching party's receipt of such notice, on which this Agreement shall be terminable at the option of the nonbreaching party unless the Breach has by that date been substantially cured. If the Breach has been substan tially cured by the date so specified this Agreement shall not be terminable as a result of such substantially cured Breach.

                  (b) The Company may terminate this Agreement with respect to its obligation to purchase Products manufactured at a particular manufacturing plant, but only with respect to such Products and only to the extent that such Products are manufactured at such plant, if Supplier shall fail to comply with its obligations under this Agreement with respect to any Product manufactured at such plant and such failure presents or is likely to present in the immediate future a danger of imminent harm to consumers or to restaurant employees or is in material violation of the requirements of applicable government health, safety or sanitation standards.

                  (c) Any party's failure to terminate this Agreement upon the occurrence of one or more Breaches shall not constitute a waiver or otherwise affect the right of such party to terminate the Agreement for any subsequent Breach. Any party's failure to exercise any of its rights or remedies hereunder or to insist on strict compliance by any other party with any of the terms hereof shall not constitute a waiver of any of the terms or conditions hereof with respect to any other or subsequent Breach nor shall it constitute a waiver by the nonbreaching party of its right at any time thereafter to require compliance with the terms hereof as provided herein. The rights or remedies granted to the Company herein are in addition to any other rights or remedies which may be granted by law.

                  (d) The obligations of Supplier pursuant to this Agreement shall be terminable, at Supplier's option, if any of the following events shall occur and be continuing: (i) if a proceeding is instituted (and not dismissed within 60 days) by or against the Company under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankrupt or insolvent; (ii) the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of all or a substantial part of the assets of the Company; (iii) any assignment for the benefit of creditors of the Company; or (iv) if the Company shall admit in writing its inability to pay its debts as they become due.

                  (e) The obligations of the Company pursuant to this Agreement shall be terminable, at the Company's option, if any of the following events shall occur and be contin uing: (i) if a proceeding is instituted (and not dismissed within 60 days) by or against Supplier under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankruptcy or insol vent; (ii) the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of all or a substantial part of the assets of Supplier; (iii) any assignment for the benefit of creditors of Supplier; or (iv) if Supplier shall admit in writing its inability to pay its debts as they become due.

                  (f) Upon termination or expiration of this Agree ment, (i) Supplier's designation as an Approved Supplier shall terminate and be of no further force and effect; (ii) Supplier shall not thereafter identify itself as an Approved Supplier to the Hardee's(R) System or use any of the Company's trade secrets, the Confidential Information and/or other proprietary information of the Company; (iii) Supplier shall cease to use, in any manner whatsoever, any of the Company's trade secrets, the Confidential Information and for other proprietary information of the Company, all of which shall be promptly returned to the Company; and (iv) Supplier shall sell to the Company, and the Company shall purchase from Supplier, within 30 days of such termination or expiration
(A) all finished goods in Supplier's inventory, at cost, plus applicable freight F.O.B. Supplier's manufacturing center(s), and (B) all ingredients, packaging materials and supplies equivalent to a maximum of 90 days of finished product requirements and any packaging materials, supplies or ingredients in excess of 90 days if previously approved by the Company; provided, however, that the Company shall not be required to repurchase a finished goods inventory of any Product of more than one to two weeks, except with respect to Products stocked in reliance on the Company's sales projection related to "limited time" offers.

                  16. Compliance With Laws. Supplier hereby covenants that all Products, including food articles, food ingredients and food packaging comprising the Products, (i) will be processed in compliance with the Poultry Products Inspection Act (the "Act"), the Federal Food, Drug and Cosmetic Act, enacted June 25, 1938, and all acts amending or supplementing the same, including, without limitation, the Food Additive Amendment of 1958, and all other federal and state laws regarding poultry and food processing and (ii) that the products processed by Supplier pursuant to this Agreement shall not be "adulterated" or "misbranded" within the meaning of said Act at the time of delivery to the Restaurants or any distributor distributing to the Restaurants. Upon its receipt of any citation issued by any governmental or other regulatory authority (or of process or citation issued by any court of law or equity) related to the activities to be performed under this Agreement, Supplier shall promptly send written notice thereof to the Company and to all Franchised Restaurants which may be affected thereby. Supplier shall execute, as to all Products subject to the Federal Food, Drug and Cosmetic Act, the Caustic Poisons Act, the Insecticide, Fungicide and Rodenticide Act, and the Hazardous Substance Act, and any other applicable laws or regulations, a General and Continuing Guarantee of compliance with such laws and regulations.

                  17. No Partnership. Supplier acknowledges that it is an independent contractor and no party is or shall be construed as an agent, partner, joint venturer or employee of another. No party shall have the authority to bind or otherwise obligate any other party in any manner and no party shall represent to anyone that it has a right to do so.

                  18. Waivers. No waiver or waivers by any party of any provision of this Agreement, whether by conduct or otherwise, shall be deemed to be a further or continuing waiver of the provision or any other provision of this Agreement.

                  19. Attorneys' Fees. If it is necessary for either of the parties to institute suit to enforce any of the provisions of this Agreement, then the prevailing party in such suit shall be entitled to collect and receive reasonable outside attorneys' fees and court Prices through and including appellate litigation, and the other party shall pay for same.

                  20. Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telex or telecopier or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                  (a)      If to the Company, to:

                           Hardee's Food Systems
                           1233 Hardee's Boulevard
                           Rocky Mount, North Carolina 27804

                            Attention: President



                           With a copy to:

                           CKE Restaurants, Inc.
                           1200 North Harbor Boulevard
                           Anaheim, California 92803

                           Attention:  General Counsel


                  (b)      If to the Supplier, to:

                           Fast Food Merchandisers, Inc.
                           1233 North Church Street
                           Rocky Mount, North Carolina 27802

                           Attention: President

Any notice given by mail shall be effective when received. Any notice given by telecopier shall be effective when the appropriate telecopier confirmation is printed by the telecopier used to transmit such notice.

                  21. Captioned Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  22. Governing Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT,

WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY
IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 19 OF THIS AGREEMENT.

                  23. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, the Company and Supplier, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  24. Counterparts. This Agreement and any amendments hereto may be executed in one or more coun terparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                  25. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable pro vision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and pur pose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

                  26. Third-Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party or person other than the parties hereto or their permitted assignees (including without limitation any broker, finder, supplier or customer), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

                  27. Entire Agreement. This Agreement (including all Annexes and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.



                                            HARDEE'S FOOD SYSTEMS, INC.


                                            By:
                                               -----------------------------
                                                   Name:
                                                   Title:



                                            FAST FOOD MERCHANDISERS, INC.,
                                              through its MONTEREY DIVISION


                                            By:
                                               -----------------------------
                                                   Name:
                                                   Title: